Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Release AIG 175 Water Street New York, NY 10038 www.aig.com	Contacts: Shelley Singh (Investors): shelley.singh@aig.com Claire Talcott (Media): claire.talcott@aig.com

AIG Announces Cash Tender Offers and Consent Solicitations for Certain Outstanding Notes

NEW YORK, May 11, 2021 – American International Group, Inc. (NYSE: AIG) today announced that it has commenced cash tender offers (the “Tender Offers”) for any and all of the following series of notes:

Title	Original Issuer	CUSIP No.
7.57% Junior Subordinated Deferrable Interest Debentures, Series A	American General Corporation(1)	00138GAB5

8 1/8% Junior Subordinated Deferrable Interest Debentures, Series B	American General Corporation(1)	00138GAC3

7 ½% Notes due 2025	American General Corporation(1)	026351AU0

6 5/8% Notes due 2029	American General Corporation(1)	026351AZ9

8 ½% Junior Subordinated Debentures due 2030	American General Corporation(1)	00138GAA7

8.125% Debentures due 2023	SunAmerica Inc.(2)	866930AB6

7.05% Notes due 2025	SunAmerica Inc.(2)	86703QBJ9

7.00% Notes due 2026	SunAmerica Inc.(2)	86703QBN0

5.60% Debentures due 2097	SunAmerica Inc.(2)	866930AG5

(1)	The current obligor for this series of notes is AIG Life Holdings, Inc. (“AIG Life Holdings”), a wholly owned subsidiary of AIG and successor to American General Corporation, and each series of such notes is, as of the date hereof, guaranteed by AIG.
(2)	The current obligor for this series of notes is AIG (as successor to SunAmerica Inc.).

Additionally, AIG announced that it has commenced solicitations of consents (the “Consent Solicitations”) to certain proposed amendments to (i) the indenture under which the four series of notes were originally issued by SunAmerica Inc. (referred to as the “SunAmerica Notes”) and (ii) the indenture under which each of the 7.57% Junior Subordinated Deferrable Interest Debentures, Series A and the 8 1/8% Junior Subordinated Deferrable Interest Debentures, Series B (referred to as the “Series A-B Notes”), each as set forth in the table above, were issued. AIG is not soliciting consents in respect of the 7 ½% Notes due 2025, 6 5/8% Notes due 2029, or 8 ½% Junior Subordinated Debentures due 2030 of AIG Life Holdings.

FOR IMMEDIATE RELEASE

The Tender Offers and Consent Solicitations are being made pursuant to AIG’s Offer to Purchase and Consent Solicitation Statement for the SunAmerica Notes, dated May 11, 2021, and AIG’s Offer to Purchase and Consent Solicitation Statement for the AIG Life Holdings Notes, dated May 11, 2021 (each, an “Offer to Purchase and Consent Solicitation”), which set forth a more comprehensive description of the terms of each Tender Offer and Consent Solicitation.

The notes subject to the Tender Offers and Consent Solicitations were issued by legacy Life & Retirement companies prior to these companies being acquired by AIG in the late 1990s and early 2000s. As a result of these acquisitions, this debt was either assumed (in the case of the SunAmerica Notes) or guaranteed (in the case of the notes originally issued by American General Corporation) by AIG. As AIG pursues a separation of its Life & Retirement business, the Tender Offers and Consent Solicitations are intended to retire some or all of this legacy debt, and conform the covenants governing any such debt not tendered so they are in line with covenants governing other existing AIG-issued debt.

The proposed amendments to the indenture under which the SunAmerica Notes were issued must be consented to by holders of not less than a majority in aggregate principal amount of the SunAmerica Notes at the time outstanding, voting as one class (the “SunAmerica Required Consents”). The proposed amendments to the indenture under which the Series A-B Notes were issued must be consented to by holders of not less than a majority in aggregate principal amount of each series of such Series A-B Notes then outstanding (the “Series A-B Required Consents” and together with the SunAmerica Required Consents, the “Required Consents”).

The table below sets forth information with respect to the notes and each Tender Offer and Consent Solicitation.

Title	Original Issuer	Principal Amount Outstanding	Reference Treasury Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment(1)	Hypothetical Total Consideration(2)	Standalone Consent Payment(3)
7.57% Junior Subordinated Deferrable Interest Debentures, Series A	American General Corporation	$36,745,000	1.875% UST due 02/15/2051	PX1	175 bps	$30	$1,539.25	$5

8 1/8% Junior Subordinated Deferrable Interest Debentures, Series B	American General Corporation	$211,987,000	1.875% UST due 02/15/2051	PX1	175 bps	$30	$1,629.01	$5

7 ½% Notes due 2025	American General Corporation	$135,531,000	0.750% UST due 04/30/2026	PX1	45 bps	$30	$1,251.84	N/A

6 5/8% Notes due 2029	American General Corporation	$147,091,000	1.125% UST due 02/15/2031	PX1	65 bps	$30	$1,307.90	N/A

8 ½% Junior Subordinated Debentures due 2030	American General Corporation	$114,110,000	1.125% UST due 02/15/2031	PX1	150 bps	$30	$1,424.57	N/A

8.125% Debentures due April 28, 2023	SunAmerica Inc.	$86,367,000	0.125% UST due 04/30/2023	PX1	0 bps	$30	$1,152.95	$5

7.05% Notes due 2025	SunAmerica Inc.	$13,640,000	0.750% UST due 04/30/2026	PX1	40 bps	$30	$1,257.04	$5

7.00% Notes due 2026	SunAmerica Inc.	$8,797,000	0.750% UST due 04/30/2026	PX1	45 bps	$30	$1,263.18	$5

5.60% Debentures due 2097	SunAmerica Inc.	$19,996,000	1.875% UST due 02/15/2051	PX1	170 bps	$30	$1,373.39	$5

(1)	Per $1,000 principal amount of notes tendered and accepted for purchase. With respect to the Series A-B Notes and the SunAmerica Notes, the “Early Tender Payment” includes the payment of a consent fee to holders that deliver tenders and accompanying consents prior to the Early Tender Time. The Early Tender Payment is included in “Total Consideration” and not included in “Tender Offer Consideration.”
(2)	Per $1,000 principal amount of notes tendered and accepted for purchase, based upon a “Reference Yield” determined as of 2:00 p.m., New York City time, on May 10, 2021; excludes accrued and unpaid interest; assumes settlement on May 26, 2021.
(3)	Per $1,000 principal amount of consents delivered without tendering Series A-B Notes or SunAmerica Notes. The Consent Payment is payable only to holders that deliver consents without tendering their Series A-B Notes or SunAmerica Notes and will only be paid if certain conditions are met.

FOR IMMEDIATE RELEASE

The Tender Offers are scheduled to expire at the “Expiration Time,” which is 11:59 p.m., New York City time, on June 8, 2021, unless extended or earlier terminated. Holders of notes must tender and not withdraw their notes at or prior to the “Early Tender Time,” which is 5:00 p.m., New York City time, on May 24, 2021, unless extended, to receive the “Total Consideration.”

As part of each Tender Offer for the SunAmerica Notes and Series A-B Notes, holders of SunAmerica Notes and Series A-B Notes must deliver consents in order to tender their notes at or prior to the Early Tender Time. In addition, holders of SunAmerica Notes and Series A-B Notes may deliver consents to the proposed amendments in the Consent Solicitations without tendering their notes at or prior to the “Consent Expiration Time,” which is 5:00 p.m., New York City time, on May 24, 2021, unless extended. Holders of SunAmerica Notes and Series A-B Notes that deliver consents without tendering the related notes at or prior to the Consent Expiration Time will receive a “Consent Payment” of $5 per $1,000 principal amount of consenting notes accepted by AIG, if the proposed amendments are entered into for such series of notes. Following the Consent Expiration Time and before the Expiration Time, holders of SunAmerica Notes and Series A-B Notes may tender their notes without delivering consents in respect of those notes.

AIG reserves the option to accept and purchase, promptly following the Early Tender Time and Consent Expiration Time, any notes tendered and consents delivered at or prior to the Early Tender Time and Consent Expiration Time, respectively, subject to the terms and conditions described in each Offer to Purchase and Consent Solicitation Statement.

The Total Consideration payable for each $1,000 principal amount of notes validly tendered at or prior to the Early Tender Time and accepted for payment will be determined in the manner described in each Offer to Purchase and Consent Solicitation Statement by reference to a fixed spread as set forth in the table above over the bid-side yield to maturity of the reference U.S. Treasury security set forth in the table above as displayed on the Bloomberg Reference Page set forth in the table above as of 2:00 p.m., New York City time, on May 24, 2021. The Total Consideration includes the payment of a consent fee to holders that deliver tenders and accompanying consents prior to the Early Tender Time.

Holders who tender their notes after the Early Tender Time will only be eligible to receive the “Tender Offer Consideration,” which is the Total Consideration minus an “Early Tender Payment” as set forth in the table above. The Tender Offer Consideration will be payable promptly following the Expiration Time. No consents may be delivered in the Consent Solicitations following the Consent Expiration Time.

Subject to the terms and conditions of the Tender Offers, AIG intends to accept for purchase (i) all of the applicable series of Series A-B Notes if AIG receives the Series A-B Required Consents and executes the relevant Supplemental Indenture in respect of either or both series of Series A-B Notes and (ii) all of the SunAmerica Notes if AIG receives the SunAmerica Required Consents and executes the relevant Supplemental Indenture, in each case, that are validly tendered and not validly withdrawn prior to the Expiration Time.

In addition to the Total Consideration or Tender Offer Consideration, as applicable, holders of notes accepted for payment will receive accrued and unpaid interest from the last interest payment date for the notes to, but not including, the applicable settlement date.

FOR IMMEDIATE RELEASE

Except as required by applicable law, notes tendered and consents delivered may be withdrawn only at or prior to the “Withdrawal Deadline,” which is 5:00 p.m., New York City time, on May 24, 2021, and notes tendered after the Withdrawal Deadline and before the Expiration Time may not be withdrawn.

AIG has retained Credit Suisse Securities (USA) LLC and J.P. Morgan to serve as dealer managers and consent solicitation agents for the Tender Offers and Consent Solicitations and has retained D.F. King, Inc. to serve as the tender and information agent for the Tender Offers and Consent Solicitations. Requests for documents may be directed to D.F. King, Inc. by telephone at (800) 334-0384 (toll free) or (212) 269-5550 (for banks and brokers) or by email at aig@dfking.com. Questions regarding the Tender Offers and Consent Solicitations may be directed to either Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or (212) 538-2147 (collect) or J.P. Morgan at (866) 834-4666 (toll free) or (212) 834-4045 (collect).

The Tender Offers and Consent Solicitations are subject to the satisfaction of certain conditions. AIG may terminate or alter any or all of the Tender Offers or Consent Solicitations and is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered notes or delivered consents, in each event subject to applicable laws. The Tender Offers are not conditioned on the tender of a minimum principal amount of notes.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the notes or any other securities. The Tender Offers and Consent Solicitations are made only by and pursuant to the terms of each Offer to Purchase and Consent Solicitation Statement and the related letters of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law. The information in this press release is qualified by reference to each Offer to Purchase and Consent Solicitation Statement and the related letters of transmittal. None of AIG, the dealer managers and consent solicitation agents or the tender and information agent makes any recommendations as to whether holders should tender their notes or deliver consents pursuant to the Tender Offers and Consent Solicitations. Holders must make their own decisions as to whether to tender notes, and, if so, the principal amount of notes to tender, and whether to deliver consents.

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Certain statements in this press release, including those describing the completion of the Tender Offers and Consent Solicitations, constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout AIG’s periodic filings with the SEC pursuant to the Securities Exchange Act of 1934.

FOR IMMEDIATE RELEASE

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American International Group, Inc. (AIG) is a leading global insurance organization. AIG member companies provide a wide range of property casualty insurance, life insurance, retirement solutions, and other financial services to customers in approximately 80 countries and jurisdictions. These diverse offerings include products and services that help businesses and individuals protect their assets, manage risks and provide for retirement security. AIG common stock is listed on the New York Stock Exchange.

Additional information about AIG can be found at www.aig.com | YouTube: www.youtube.com/aig | Twitter: @AIGinsurance www.twitter.com/AIGinsurance | LinkedIn: www.linkedin.com/company/aig. These references with additional information about AIG have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries and jurisdictions, and coverage is subject to underwriting requirements and actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.